UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/10/2014

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2014, the UMB Financial Corporation Compensation Committee (the "Committee") of the board of Directors of UMB Financial Corporation (the "Company") approved an Annual Variable Pay Plan (the "Iseman Plan") for Andy Iseman, a Named Executive Officer of the Company. The Iseman Plan, which is for the performance period between January 1, 2014 and December 31, 2014, establishes certain weighted performance goals related to the financial performance of Scout Investments, net in-flows, and Company net income. At the end of the performance period, the award to Mr. Iseman will be calculated by multiplying the target award of $518,750 by the percentage that Mr. Iseman's performance objectives are found to be achieved. A copy of the Iseman Plan is attached as Exhibit 10.1.

On February 10, 2014, The Committee also approved an Annual Variable Pay Plan (the "Zader Plan") for John Zader, a Named Executive Officer of the Company. The Zader Plan, which is for the performance period between January 1, 2014 and December 31, 2014, establishes certain weighted performance goals related to the financial performance of UMB Fund Services net income, Company net income, new business booked, and associate engagement and development. At the end of the performance period, the award to Mr. Zader will be calculated by multiplying the target award of $280,000 by the percentage that Mr. Zader's performance objectives are found to be achieved. A copy of the Zader Plan is attached as Exhibit 10.2.

Item 9.01.    Financial Statements and Exhibits

10.1 The Iseman Variable Pay Plan

10.2 The Zader Variable Pay Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: February 14, 2014	By:	/s/ Brian J. Walker
Brian J. Walker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Iseman Variable Pay Plan
EX-10.2	Zader Variable Pay Plan